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Exhibit 5.1

CONSENT OF INDEPENDENT AUDITORS

We consent to the use in Amendment No. 1 to Registration Statement No. 333-44552 on Form S-6 of our report dated January 5, 2001 relating to the statement of condition of Municipal Investment Trust Fund, Insured Series—409, Defined Asset Funds, and to the reference to us under the heading "How the Fund Works—Auditors" in the Prospectus which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
 New York, NY
January 5, 2001

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